UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

130 East Randolph Street Suite 1000 Chicago, IL (Address of principal executive offices)		60601 (Zip Code)
(312) 819-7200 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Emerging growth company (Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark of the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 6, 2018, the Board of Directors (the “Board”) of Hill-Rom Holdings, Inc. (the “Company”) elected William G. Dempsey as Executive Chairman of the Board, effective immediately. For his services as Executive Chairman, Mr. Dempsey will receive a base salary of $180,000 per month and a grant of Restricted Stock Units in an amount to be determined by the Board when Mr. Dempsey returns to his role as Non-Executive Chairman (collectively, “Executive Chairman Compensation”). In determining the amount of the grant, the Board will consider, among other things, the length of his service in the role and the activities he performed during the period, and expects to target an award of between $100,000 and $200,000 for each month of service as Executive Chairman. The award is anticipated to have a vesting date of one year following the date of grant. The Executive Chairman Compensation will be in addition to the annual grant of Restricted Stock Units that Mr. Dempsey normally receives as a non-executive director. Mr. Dempsey will not receive any additional compensation for serving on the Board or any Committee thereof for so long as he serves as Executive Chairman. There are no other (a) arrangements or understandings between Mr. Dempsey and any other persons pursuant to which Mr. Dempsey was named as an officer and (b) transactions or relationships between the Company and Mr. Dempsey that are reportable under Item 404(a) of Regulation S-K.

Mr. Dempsey, 66, has served as a director of Hill-Rom since 2014. In connection with his election as Executive Chairman, Mr. Dempsey has stepped down from the Audit Committee of the Board. Mr. Dempsey previously held various executive positions with Abbott Laboratories from 1982 until 2007, including Executive Vice President of Global Pharmaceuticals from 2006, Senior Vice President of Pharmaceutical Operations from 2003 and Senior Vice President of International Operations from 1999. He currently serves as a director of Ashland, Inc. (where he serves on the audit, governance and nominating, environmental, health and safety, and quality committees), and was previously on the boards of MDS, Inc. through 2011, Nordion, Inc. through 2014, Hospira, Inc. through 2015 and Landauer Inc. through 2017. He has previously served as a member of the Salvation Army Advisory Board in Chicago, as Chairman of the International Section of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as Chairman of the Accelerating Access Initiative (a cooperative public-private partnership of UNAIDS, the World Bank, and six research-based pharmaceutical companies). He is a member of the Board of Trustees for the Guadalupe Center in Immokalee, Florida.

Also on March 6, 2018, the Board designated independent director Ronald A. Malone to serve as Lead Director of the Company, effective immediately. In connection with the designation of the Lead Director, the Board approved a revised compensation plan for independent directors to include an additional annual retainer of $25,000 for the Lead Director.

Item 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Hill-Rom Holdings, Inc.'s Annual Meeting of Shareholders was held on March 6, 2018.

The Company's shareholders voted on the following three proposals and cast their votes as set forth below.

1. The first proposal voted upon was the election of ten directors for a one-year term ending at the Company's annual meeting of shareholders in 2019. The ten persons nominated by the Company's Board of Directors received the following votes and were elected:

	For	Withheld/Against	Broker Non-Votes
William G. Dempsey	53,081,300	197,208	4,492,625
John J. Greisch	53,081,288	197,220	4,492,625
Gary L. Ellis	53,102,591	175,917	4,492,625
Stacy Enxing Seng	52,962,849	315,659	4,492,625
Mary Garrett	53,082,964	195,544	4,492,625
James R. Giertz	53,082,675	195,833	4,492,625
Charles E. Golden	50,250,219	3,028,289	4,492,625
William H. Kucheman	52,961,245	317,263	4,492,625
Ronald A. Malone	52,816,028	462,480	4,492,625
Nancy M. Schlichting	52,962,062	316,446	4,492,625

2. The second proposal was a non-binding advisory vote to approve the compensation of the executives disclosed in the Company's proxy statement. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
49,828,877	3,357,963	91,668	4,492,625

3. The third proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2018. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
56,161,706	1,578,659	30,768	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: March 6, 2018	By:	/s/ Deborah M. Rasin

	Name: Title:	Deborah M. Rasin Senior Vice President, Chief Legal Officer and Secretary